As filed with the Securities and Exchange Commission on December 19,
   2003
                                               Registration No. 333-_____
   =====================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

                    DELAWARE                 35-0827455
          (State or other jurisdiction of  (I.R.S. Employer
          Incorporation or organization)   Identification No.)

                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)

                FRANKLIN ELECTRIC CO., INC. STOCK OPTION PLAN
     (F/K/A FRANKLIN ELECTRIC CO., INC. 1996 EMPLOYEE STOCK OPTION PLAN)
                          (Full title of the plan)

                             GREGG C. SENGSTACK
        SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714

                               (260) 824-2900
   (Name, address and telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                               ROBERT J. REGAN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                        ----------------------------






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

                       CALCULATION OF REGISTRATION FEE

                                                               PROPOSED          PROPOSED
          TITLE OF SECURITIES TO BE          AMOUNT            MAXIMUM            MAXIMUM        AMOUNT OF
                 REGISTERED                  TO BE             OFFERING          AGGREGATE      REGISTRATION
                                           REGISTERED      PRICE PER SHARE       OFFERING        FEE (1)(2)
                                           (1)(2)(3)           (1)(2)           PRICE (1)(2)

      Common Stock, par value
      $.10 per share, including          334,000                $59.40           $19,839,600     N/A
      related Common Stock Purchase
      Rights

      (1)     The 334,000 shares being registered under the Franklin Electric Co., Inc. Stock Option Plan (the
              Plan) were previously registered on a registration statement on Form S-8 (File No. 333-34992) and remained unissued under the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee
              Director Stock Option Plan (the Nonemployee Director Plan).  As explained below, the Nonemployee
              Director Plan was merged with and into the Plan on April 25, 2003.  The Registrant had paid a registration fee of $3,700.62 for the shares covered by the registration statement for the
              Nonemployee Director Plan, of which $2,942.81 relates to the 334,000 unissued shares.  The Registrant is concurrently filing a post-effective amendment to that registration statement to deregister the
              334,000 shares, and is hereby carrying forward those shares and the associated registration fee previously paid with respect to those shares to this Registration Statement.  Because the filing fee being carried forward exceeds the filing fee calculated for this Registration Statement ($1,605.02), no additional filing fee is being paid at this time.
     (2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $59.40 per share, the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers
              Automated Quotation System on December 12, 2003, with respect to 334,000 shares.  Because the filing fee being carried over as described above in Note 1 exceeds the filing fee calculated under this
              Restriction Statement, no additional fee is due with respect to this Registration Statement.
     (3)      Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of
              Common Stock.

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                              EXPLANATORY NOTE

        The Nonemployee Director Plan was merged with and into the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan, effective April 25, 2003. In connection therewith, the name of the merged plan was changed to the "Franklin Electric Co., Inc. Stock Option Plan."

                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-01959), filed by the Registrant with the Securities and Exchange Commission on March 26, 1996, registering shares of its Common Stock, par value $0.10 per share issuable under the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan (which, as explained above, is now known as the Franklin Electric Co., Inc. Stock Option Plan), are hereby incorporated by reference. SEE footnote (1) above with respect to 334,000 shares carried forward to this Registration Statement.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-01959), as described above, and is incorporated herein by reference.

   ITEM 8.  EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.







                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana, on this 12th day of December, 2003.

                                 FRANKLIN ELECTRIC CO., INC.




                                 By: /s/ R. Scott Trumbull
                                     ------------------------------
                                      R. Scott Trumbull
                                      Chairman of the Board and
                                      Chief Executive Officer

        Each person whose signature appears below appoints each of R. Scott Trumbull and Gregg C. Sengstack as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Common Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                TITLE                     DATE
        ---------                -----                     ----


   /s/ R. Scott Trumbull      Chairman of the Board    December 12, 2003
   ------------------------   and Chief Executive
   R. Scott Trumbull          Officer
                              (Principal Executive
                              Officer)








   /s/ Gregg C. Sengstack     Senior Vice President    December 12, 2003
   ------------------------   Financial Officer and
   Gregg C. Sengstack         Secretary
                              (Principal Financial and
                              Accounting Officer)

   /s/ Jerome D. Brady        Director                 December 12, 2003
   -----------------------
   Jerome D. Brady


   /s/ David A. Roberts       Director                 December 16, 2003
   -----------------------
   David A. Roberts


   /s/ Robert H. Little       Director                 December 12, 2003
   -----------------------
   Robert H. Little


   /s/ Patricia Schaefer      Director                 December 12, 2003
   -----------------------
   Patricia Schaefer


   /s/ Donald J. Schneider    Director                 December 12, 2003
   -----------------------
   Donald J. Schneider


   /s/ Howard B. Witt         Director                 December 12, 2003
   ---------------------
   Howard B. Witt







                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                   EXHIBIT
   -------                  -------

     4.1 Amended and Restated Articles of Incorporation of Franklin Electric Co, Inc. (incorporated herein by reference to the Company's Form 10-Q for the quarter ended April 3, 1999)

     4.2 By-laws of Franklin Electric Co., Inc. as amended to date (incorporated herein by reference to the Company's Form 10-K for the year ended December 28, 2002)

     4.3 Rights Agreement dated as of October 15, 1999 between Franklin Electric Co., Inc. and Illinois Stock Transfer Company (incorporated herein by reference to the Company's registration statement on Form 8-A dated October 15, 1999)

     5                 Opinion of Schiff Hardin & Waite

     23.1              Consent of Deloitte & Touche LLP

     23.2 Consent of Schiff Hardin & Waite (contained in its opinion filed herein as Exhibit 5)

     24 Powers of Attorney (as set forth in the signature pages hereto)